UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 21, 2016

(Date of earliest event reported)

Corvus Gold Inc.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-55447 (Commission File Number)	98-0668473 (IRS Employer Identification No.)

Suite 2300, 1177 W. Hastings St. Vancouver, British Columbia Canada (Address of principal executive offices)	N/A (Zip Code)

Registrant’s telephone number, including area code:   (604) 638-3246

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On October 21, 2016, Corvus Gold Inc. (the “Company”) held its 2016 Annual and Special Meeting of Shareholders. The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal is set forth in the Company’s proxy statement filed with the Securities & Exchange Commission on September 9, 2016.

Proposal One – Appointment and Compensation of Auditors

By a resolution unanimously passed on a ballot, Crowe MacKay LLP, Chartered Professional Accountants, were appointed as the auditors for the Company for the fiscal year ending May 31, 2017 and, in accordance with the Articles of the Company, the directors were authorized to fix the auditors’ remuneration.

The result of the voting on this matter was as follows:

For:	69,623,895 shares
Withhold:	135,946 shares
Broker Non-Vote:	1 shares

Proposal Two – Fixing the Number of Directors

By a resolution unanimously passed on a ballot, the number of directors was fixed at six (6).

The result of the voting on this matter was as follows:

For:	69,552,919 shares
Against:	206,921 shares
Abstain:	135,946 shares
Broker Non-Vote:	9,066,180 shares

Proposal Three – Election of Directors

By a resolution passed on a ballot, each of the following individuals were elected as the directors of the Company to hold office until the next annual general meeting of the shareholders of the Company or until their successors are elected or appointed:

STEVE AAKER
ANTON DRESCHER
CATHERINE GIGNAC
ROWLAND PERKINS
JEFFREY PONTIUS
EDWARD YARROW

The detailed ballot voting in respect of the election of directors was as follows:

Nominee	Votes FOR	Votes WITHHELD	Broker Non-Votes
STEVEN AAKER	60,470,655	233,006	9,066,180
ANTON DRESCHER	53,093,174	7,591,487	9,066,180
CATHERINE GIGNAC	60,458,805	225,856	9,066,180
ROWLAND PERKINS	60,457,305	227,356	9,066,180
JEFFREY PONTIUS	60,619,590	65,071	9,066,180
EDWARD YARROW	60,466,155	218,506	9,066,180

Proposal Four – Approval of Amended 2010 Incentive Stock Option Plan

By a resolution passed on a ballot, shareholders approved the Company’s amended 2010 incentive option plan as described in the Circular for an additional three years.

For:	42,961,163 shares
Against:	17,732,498 shares
Abstain:	0 shares
Broker Non-Vote:	9,066,180 shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS GOLD INC. (Registrant)

DATE: November 4, 2016	By:	/s/ Jeffrey A. Pontius
	Name:	Jeffrey A. Pontius
	Title:	Chief Executive Officer and President